New 24-month data from the FANTOM II clinical trial Dr. Alexandre Abizaid Instituto Dante Pazzanese de Cardiologia Sao Paulo, Brazil Exhibit 99.1

Speaker's name: Alexandre Abizaid, MD x I have the following potential conflicts of interest to report: None Potential conflicts of interest

2018 euroPCR

Second Generation Fantom Bioresorbable Scaffold

Scaffold Design

- **Thin struts: 125 µm**
- **Enhanced radial strength**
- **Minimal recoil**
- **Single-step balloon inflation**
- **0.75 expansion over nominal (3.0 mm)**



Tyrocore™

- **Radiopaque**
- Provides strength during healing
- **Vessel uncaged in one year**
- Complete resorption in ~4 years



Sirolimus

- First anti-proliferative agent used in drug eluting stents
- Highly lipophilic with broad therapeutic window
- Demonstrated across multiple clinical studies and drug eluting stents



(c) molekuul www.fotosearch.com

Delivery System

- Semi-compliant nylon balloon
- High 18 atm rated burst pressure
- Rapid exchange
- **1.35 mm crossing profile**



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FANTOM II Trial Safety & Performance Study for the Fantom Bioresorbable Scaffold

euro PCR 2018

FANTOM II Study Investigators

- Australia
  - Dr. Muller, Dr. Jepson, Dr. Walters
- Belgium
  - Dr. De Bruyne
- Brazil
  - Dr. Abizaid, Dr. Costa, Dr. Chamie, Dr. Perin
- Denmark
  - Dr. Christiansen, Dr. Lassen, Dr. Okkels-Jensen
- France
  - Dr. Carrié, Dr. Chevalier, Dr. Fajadet, Dr. Collet
- Germany
  - Dr. Weber-Albers, Dr. Naber, Dr. Achenbach, Dr. Frey, Dr. Lutz, Dr. Kische, Dr. Ince, Dr. Brachmann
- Netherlands
  - Dr. Amoroso, Dr. Wykrzykowska, Dr. Daemen
- Poland
  - Dr. Dudek, Dr. Kochman, Dr. Koltowski, Dr. Lesiak, Dr. Wojdyla

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FANTOM II Study Design and Endpoints Study Design Safety and Performance Trial 240 patients in 2 cohorts 2.5mm to 3.5mm vessels Lesion length ≤ 20mm Angiographic follow-up Cohort A: 6 months 117 Pts. Cohort B: 9 months 123 Pts. Serial imaging sub-studies Cohort A: 24 months (25 Patients) Cohort B: 48 months (25 Patients) Study Population N= 240 Patients 28 Clinical Centers Participating Cohort A (117 Patients) 6 Mo Clinical Follow-up (MACE) Cohort B (123 Patients) 6 Mo Clinical Follow-up (MACE) 6 Mo Angiographic Follow-up (LLL) Includes OCT & IVUS Sub-study @ 24 months 9 Mo Angiographic Follow-up (LLL) Includes OCT & IVUS Sub-study @ 48 months Annual Clinical Follow-up (5 yrs) Annual Clinical Follow-up (5 yrs)

FANTOM II – Cohorts A & B Patient Flow and Baseline Characteristics Patient Characteristics (N=240) Patient Age (average years) 62.7 ± 10.1 Male 70.4% Diabetes 23.8% Current/Former Smoker 59.6% Hypertension 73.8% Hyperlipidemia 70.8% Prior PCI 43.8% Prior CABG 2.9% Prior MI 26.3% Recent LVEF <40% 0.0% (N=231) 6 & 9 Month Follow-up Clinical & Imaging Cohort A: 6 months Cohort B: 9 months 12 Month Follow-up Clinical Angiographic (cohort A N=100) (cohort B N=105) OCT (cohort A N=73) (cohort B N= 80) IVUS (cohort A N=45) (cohort B N=27) 24 Month Follow-up Clinical Imaging Sub-set Annual Follow-up Through 5 years Study Population N= 240 Patients 28 Clinical Centers

2018 euroPCR

FANTOM II – Cohorts A & B
Lesion Characteristics and Procedural Outcomes

Lesion Characteristics

Target Lesion Location (n=238)[1]	
LAD	48.7% (116)
LCX	31.3% (74)
RCA	20.2% (48)

ACC/AHA Lesion Class (n=238)[1]	
Type A	18.5% (44)
Type B1	49.6% (118)
Type B2	29.4% (70)
Type C	2.5% (6)

(1) Two pre-procedure angiograms were not available

Procedural Outcomes

Acute Procedural Outcomes	
Acute Technical Success (1)	95.8%
Acute Procedural Success (2)	99.1%
Clinical Procedural Success (3)	99.6%

(1) Defined as successful delivery and deployment of the intended scaffold in the intended lesion without device related complications.
(2) Defined as acute technical success (see definition above), resulting in a residual stenosis of ≤50 percent with no immediate (in-hospital) MACE.
(3) Defined as acute procedural success (see definition above), with no MACE thirty days post-intervention and with a final diameter stenosis ≤50 percent.

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FANTOM II – Cohorts A & B Previously Presented Results * As adjudicated by an independent Clinical Events Committee One patient died between 0-6 months. Exact cause of death not determined. Patient died at home 4 weeks after subsequent TAVI procedure. One death occurred between 6-12 months. Patient was reported to have died of COPD by treating physician but cardiac relation could not be excluded. Components of 6-Month Primary Endpoint (modified ITT): non-Hierarchical 6 Month (n = 240) 12 Months (n = 240) MACE 2.1% (5) 4.2% (10) Cardiac Death 0.4% (1)1 0.8% (2)1,2 MI 1.3% (3) 1.3% (3) Clinically Driven TLR 0.8% (2) 2.5% (6)

FANTOM II – Cohorts A & B Previously Presented Results Components of 6-Month Primary Endpoint (modified ITT): non-Hierarchical 6 Month (n = 240) 12 Months (n = 240) 24 Months (n=240) MACE 2.1% (5) 4.2% (10) 5.0% (12) Cardiac Death 0.4% (1)1 0.8% (2)1,2 0.8% (2) MI 1.3% (3) 1.3% (3) 1.7% (4)3 Clinically Driven TLR 0.8% (2) 2.5% (6) 2.9% (7) As adjudicated by an independent Clinical Events Committee One patient died between 0-6 months. Exact cause of death not determined. Patient died at home 4 weeks after subsequent TAVI procedure. One death occurred between 6-12 months. Patient was reported to have died of COPD by treating physician but cardiac relation could not be excluded. Three target vessel related MI and one non-target vessel related MI.

FANTOM II – Cohorts A & B 24-Month Scaffold Thrombosis As adjudicated by an independent Clinical Events Committee ** Maximum day=761 days Definite or Probable Scaffold Thrombosis (N = 240 Patients) Acute (0 – 1 day) 0.0% (0) Sub-acute (2 – 30 days) 0.4% (1)1 Late (31 – 365 days) 0.0% (0) Very Late (>365 days)** 0.4% (1)2 Target lesion was not fully covered with scaffold. Significant untreated stenosis was present at index procedure. Patient returned 5 days post procedure with a scaffold thrombosis Distal segment of scaffold was in a 2.0mm vessel and the scaffold had significant malaposition that was not corrected

FANTOM II Angiographic – QCA Results In-Scaffold Analysis Baseline (n=238)1 Cohort A – 6 Mo. (n=100) RVD (mm) 2.71 ± 0.37 2.70 ± 0.36 MLD (mm) 0.82 ± 0.31 2.23 ± 0.41 Diameter Stenosis (%) 69.5 ± 11.0 15.3 ± 15.2 Acute Gain (mm) 1.68 ± 0.41 Acute Recoil (%) 4.0 ± 8.32 Mean LLL (mm) 0.25 ± 0.40 In-Segment Analysis Mean LLL (mm) 0.17 ± 0.34 Baseline angiographic data was not available for two enrolled patients N = 156 patients available for recoil analysis Average follow up days=744 Cohort A – 24 Mo.3 (Subset n=36) 2.67 ± 0.33 2.18 ± 0.48 15.1 ± 17.9 0.23 ± 0.49 0.21 ± 0.49

FANTOM II Long Term Follow-up Case Sample Index - Pretreatment Index – Post Implant Follow-up 6 Mo. Follow-up 24 Mo. Procedure Details Pre-dilation performed BSC Maverick 2.5 x 15mm balloon Fantom Scaffold implant 3.0 x 18mm Fantom deployed at 14atm Post Dilation Performed 3.25 x 6mm NC Sprinter to 16atm

FANTOM II Long Term Follow-up Case Sample Index – Post Implant Follow-up 6 Mo. Follow-up 24 Mo.

Fantom Global Clinical Trial Program

Enrollment Complete – In Follow Up

FANTOM I	First-in-human safety study (n=7)	EU, Brazil	Year 3
FANTOM II Cohorts A&B	Multi-center safety and performance study (n=240)	EU, Brazil	Year 2

Enrolling

FANTOM II Cohort C	Long lesion and multiple vessel study (n=30-50)	EU	enrolling
FANTOM STEMI	Single center pilot study in STEMI (n=20)	EU	enrolling
FANTOM Post Market Trial	European post-market trial (n=1,500)	EU	enrolling

Planning

FANTOM III (US pivotal trial)	Multi-center RCT vs. metallic DES (n=1,800-2,200)	US, EU	planning
FANTOM Asia	Multi-center RCT vs. metallic DES (n=350-400)	China, Japan	planning

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FANTOM Program Clinical Summary Only BRS with unique Tyrocore polymer Thin struts, radiopaque, enhanced radial force, biocompatible Sustained safety and efficacy through 24-months: Low MACE Rate (5.0%) Low rate of VLST (0.4%) Vessel lumen is maintained through 24 months: No change in average late lumen loss No evidence of chronic scaffold recoil

Thank you!